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                  [CALFEE, HALTER & GRIWOLD LLP LETTERHEAD]
                               ATTORNEYS AT LAW
                 ___________________________________________         EXHIBIT 5.1
                       1400 McDonald Investment Center
             800 Superior Avenue     Cleveland, Ohio  44114-2688
                      216/622-8200     Fax 216/241-0816


                                June 11, 1998



New Horizons Worldwide, Inc.
500 Campus Drive
Morganville, New Jersey  07751

        We are acting as counsel for New Horizons Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the sale from time to time of an aggregate of 1,340,000 shares of Common Stock (the "Shares"), 40,000 of which may be issued upon the exercise of options granted to the non-employee directors of the Company on September 19, 1996 (the "Director Options"), 300,000 of which may be issued pursuant to the New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan (the "1997 Directors Plan") and 1,000,000 of which may be issued pursuant to the New Horizons Worldwide, Inc. Omnibus Equity Plan (the "Omnibus Plan," and together with the 1997 Directors Plan, the "Plans").

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Director Options and Plans, will be validly issued, fully paid and nonassessable.

        This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

        This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 by the Company to effect the registration of the Shares under the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        /s/ Calfee, Halter & Griswold LLP

                                        CALFEE, HALTER & GRISWOLD LLP